UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 13, 2009
(Date of earliest event reported)

_________________________

RAPID LINK, INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	0-22636	75-2461665
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

5408 N. 99th Street
Omaha, NE   68134
(Address of principal executive offices, including zip code)

(402) 392-7561
(Registrant’s telephone number, including area code)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management, as well as estimates and assumptions made by the Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 1.01                        Entry Into a Material Definitive Agreement.

As of October 13, 2009, the Registrant entered into a  Share Exchange Agreement  with  Blackbird Corporation (“Blackbird”), certain Registrant shareholders, and certain principal shareholders of Blackbird (the “Blackbird Shareholders”) with regards to the acquisition by the Registrant of all or substantially all of the outstanding shares of capital stock of Blackbird (the “Transaction”) which would result in Blackbird becoming an operating subsidiary of the Registrant.  In consideration for the Blackbird shares, the Registrant will issue an aggregate of 520,000,000 shares of its common stock to the Blackbird Shareholders, which will constitute approximately 80% of the Registrant’s then-issued and outstanding shares of common stock.  The parties expect the Transaction to close on or prior to March 31, 2009 (the “Closing”).

As part of the Transaction, Telenational Communications, Inc. (“Telenational”), the Registrant’s wholly owned subsidiary, intends to transfer certain of its assets and liabilities to Blackbird (“Transferred Business”) or another wholly-owned subsidiary of the Registrant and its remaining assets and liabilities to other third parties, and the Registrant intends to sell or otherwise transfer Telenational to a third party.

Each party agreed to customary representations and warranties regarding its organization, capitalization, financial statements, and other matters set forth in the Share Exchange Agreement.

The Registrant and Blackbird’s obligations to close the Transaction will be subject to certain conditions of the other party that must be satisfied or waived.

Any party terminating this Agreement pursuant to the failure of certain closing conditions or breach of the Share Exchange Agreement by the other party, shall be entitled to receive from the other party, within three business days of such termination, the sum of $250,000 as reimbursement for the terminating party’s costs, expenses and time incurred in connection with the evaluation and negotiation of the Share Exchange.

Each of Rapid Link and Blackbird have agreed not to, (a) initiate contact with, solicit, encourage or respond to any inquiries or proposals by, or (b) enter into any discussions or negotiations with, or disclose, directly or indirectly, any information concerning such party, as applicable, to, or afford any access to the properties, books and records of such party, as applicable, thereof to, any third party in connection with any possible proposal for the acquisition (directly or indirectly, whether by purchase, merger, consolidation or otherwise) of all or substantially all of the assets, business or capital stock of such party or its affiliates; provided that the officers and directors are otherwise  required in order to comply with applicable fiduciary duties.

In addition, Blackbird and the Registrant have entered into a management agreement pursuant to which representatives designated by Blackbird shall manage the Transferred BusinessCore Business for the period between the execution of the Share Exchange Agreement and the Closing.

The description of the Share Exchange Agreement and Management Agreement are each qualified in its entirety by reference to such agreement attached hereto as Exhibit 2.1 and Exhibit 10.1, respectively.

Item 5.02                        Departure, Election, or Appointment of Directors or Officers.

On October 13, 2009, Chris Canfield resigned as our Chief Executive Officer.  Our Chairman, John Jenkins, will become the Chief Executive Officer and Chief Financial Officer effective as of such date.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits

No.	Description

2.1	Share Exchange Agreement by and among, the Registrant, Blackbird Corporation, and the principal shareholders of Blackbird Corporation and the principal shareholders of Rapid Link dated as of October 13, 2009

10.1	Management Agreement by and among the Registrant and Blackbird Corporation dated as of October 13, 2009

99.1	Correspondence from Chris Canfield to the Registrant’s Board of Directors dated October 12, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAPID LINK, INCORPORATED
Date: October 19, 2009	By:	/s/ John A. Jenkins
John A. Jenkins Chief Executive Officer, Chief Financial Officer and Chairman of the Board